Exhibit 21.1
Subsidiaries and Affiliates of WABCO Holdings, Inc.

	Name	Jurisdiction of Incorporation
1.	Clayton Dewandre Holdings Limited	United Kingdom
2.	Delta Industrie Service SARL	France
3.	Ephicas B.V.	The Netherlands
4.	FLC NV	Belgium
5.	Guang Dong WABCO Fuwa Vehicle Brakes Co., LTD.	China, People's Republic of
6.	Meritor WABCO Vehicle Control Systems, a partnership	Delaware
7.	Meritor WABCO VCS s. de R.L. de C.V.	Mexico
8.	Meritor WABCO VCS Mexico s. de R.L. de C.V.	Mexico
9.	Partslife Recycling System GmbH	Germany
10.	Shandong WABCO Automotive Products Co., Ltd.	China, People's Republic of
11.	SmartDrive Systems, Inc.	Delaware
12.	Tavares BVBA	Belgium
13.	TECDOC Information Systems GmbH	Germany
14.	Transics Belux BVBA	Belgium
15.	Transics Deutschland GmbH	Germany
16.	Transics France SARL	France
17.	Transics International BVBA	Belgium
18.	Transics Ireland Limited	Ireland
19.	Transics Italia S.R.L	Italy
20.	Transics Nederland BV	The Netherlands
21.	Transics Telematica Espana S.L.U	Spain
22.	WABCO (China) Co Ltd.	China, People's Republic of
23.	WABCO (Schweiz) GmbH - German name / WABCO (Switzerland) Ltd. Liability Co. - French name	Switzerland
24.	WABCO (Shanghai) Management Co., Ltd	China, People's Republic of
25.	WABCO (Thailand) Limited	Thailand
26.	WABCO Air Compressor Holdings Inc.	Delaware
27.	WABCO Arac Kontrol Sistemleri Destek ve Pazarlama Limited Sirketi	Turkey
28.	WABCO Asia Private Ltd.	Singapore
29.	WABCO Australia Pty Ltd.	Australia
30.	WABCO Austria GmbH	Austria
31.	WABCO Automotive AB	Sweden
32.	WABCO Automotive B.V.	The Netherlands
33.	WABCO Automotive Control Systems Inc.	Delaware
34.	WABCO Automotive Italia S.r.L.	Italy
35.	WABCO Automotive Mexico, S. DE R.L. DE C.V.	Mexico
36.	WABCO Automotive Pension Trustees Ltd.	United Kingdom
37.	WABCO Automotive Products Ltd.	Cayman Islands
38.	WABCO Automotive South Africa, a partnership	South Africa
39.	WABCO Automotive UK Limited	United Kingdom
40.	WABCO B.V.	The Netherlands
41.	WABCO Belgium BVBA	Belgium
42.	WABCO brzdy k vozidlum spol.s.r.o.	Czech Republic
43.	WABCO Centro de Distribuicao de Pecas Automotivas Ltda	Brazil

44.	WABCO Compressor Manufacturing Co, a partnership.	Delaware
45.	WABCO do Brasil Industria e Comercio de Freios Ltda	Brazil
46.	WABCO Espana S.L.U	Spain
47.	WABCO Europe BVBA	Belgium
48.	WABCO Europe Holdings B.V.	The Netherlands
49.	WABCO Europe Holdings LLC	Delaware
50.	WABCO Expats Inc.	Delaware
51.	WABCO Fahrzeugsysteme GmbH	Germany
52.	WABCO Financial Services BVBA	Belgium
53.	WABCO Foundation Brakes Private Limited	India
54.	WABCO France SAS	France
55.	WABCO GmbH	Germany
56.	WABCO Group Inc.	Delaware
57.	WABCO Group International Inc.	Delaware
58.	WABCO Holding GmbH	Germany
59.	WABCO Holdings B.V.	The Netherlands
60.	WABCO Hong Kong Ltd.	Hong Kong
61.	WABCO INDIA LIMITED	India
62.	WABCO International LLC	Delaware
63.	WABCO IP Holdings LLC	Delaware
64.	WABCO Japan Inc.	Japan
65.	WABCO Korea Ltd.	Korea
66.	WABCO Logistics (Qingdao) Co., Ltd.	China, People's Republic of
67.	WABCO Logistik GmbH	Germany
68.	WABCO Middle-East and Africa FZCO	Dubai
69.	WABCO North America LLC	Delaware
70.	WABCO Polska Spólka z ograniczona odpowiedzialnoscia	Poland
71.	WABCO Polska Sprzedaz Spólka z ograniczona odpowiedzialnoscia	Poland
72.	WABCO Radbremsen GmbH	Germany
73.	WABCO RUS LLC	Russia
74.	WABCO Sandown B.V.	The Netherlands
75.	WABCO Services SAS	France
76.	WABCO Systeme GmbH	Germany
77.	WABCO Testbahn GmbH	Germany
78.	WABCO Vertriebs GmbH & Co. KG	Germany
79.	WABCO Vostok LLC	Russia
80.	WABCOWURTH Workshop Services GmbH, a partnership	Germany
81.	WBC CV	The Netherlands
82.	MICO, Inc.	Minnesota
83.	Off Highway Brakes & Controls Ltd	United Kingdom
84.	WABCO Canada Holdings Inc.	Canada
85.	Laydon Composites Ltd.	Canada